Exhibit 99.1
FOR IMMEDIATE RELEASE
Diversified Healthcare Trust Announces Fourth Quarter 2022 Results
SHOP Segment Occupancy Improves 380 Basis Points Year Over Year to 76.3%
SHOP Segment Revenues Increase 14.2% Year Over Year
Net Loss Attributable to Common Shareholders of $0.27 Per Share
Normalized FFO Attributable to Common Shareholders of $0.03 Per Share

Newton, MA (March 1, 2023):  Diversified Healthcare Trust (Nasdaq: DHC) today announced its financial results for the quarter ended December 31, 2022.
Jennifer Francis, President and Chief Executive Officer of DHC, made the following statement:
"Fourth quarter results reflected strong year over year improvement in our SHOP segment. Occupancy increased 380 basis points and average monthly rates increased nearly 9% from the prior year, resulting in a 14.2% increase in revenues. These factors contributed to fourth quarter normalized FFO of $0.03 per share.
In February, we announced an amendment to our credit facility. The amendment provides covenant relief as we invest capital in our properties and work with our operators to continue improving our SHOP segment performance."
Quarterly Results:
•Reported net loss attributable to common shareholders of $65.3 million, or $0.27 per share.
•Reported normalized funds from operations, or Normalized FFO, attributable to common shareholders of $8.1 million, or $0.03 per share.

	As of and For the Three Months Ended
	December 31, 2022	September 30, 2022	December 31, 2021
Occupancy
Office Portfolio (period end)	84.7%	85.9%	91.3%
SHOP (average day for period)	76.3%	74.7%	72.5%

Same Property Occupancy
Office Portfolio (period end)	90.0%	90.2%	92.3%
SHOP (average day for period)	76.7%	74.9%	72.9%

	Three Months Ended
	December 31, 2022	September 30, 2022	Change	December 31, 2021	Change
Same Property Cash Basis NOI (dollars in thousands)
Office Portfolio	$26,974	$27,971	(3.6)%	$27,217	(0.9)%
SHOP	$9,947	$1,698	485.8%	$(3,265)	404.7%
Total Consolidated Same Property Cash Basis NOI	$46,717	$37,247	25.4%	$34,651	34.8%
Reconciliations of net income (loss) attributable to common shareholders determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, attributable to common shareholders and Normalized FFO attributable to common shareholders for the quarters ended December 31, 2022 and 2021 appear later in this press release. Reconciliations of net income (loss) attributable to common shareholders determined in accordance with GAAP to net operating income, or NOI, and Cash Basis NOI, and a reconciliation of NOI to same property NOI and a calculation of same property Cash Basis NOI, for the quarters ended December 31, 2022, September 30, 2022 and December 31, 2021, as applicable, also appear later in this press release.
Office Portfolio Segment:
•Same property Cash Basis NOI decreased compared to the fourth quarter of 2021 primarily resulting from increases in repairs and maintenance and utility expenses due to higher energy rates caused by inflation, partially offset by increases in property operating expense reimbursements at certain of DHC's comparable properties.
•DHC entered into new and renewal leases for an aggregate of 181,660 rentable square feet at weighted average rents that were 8.9% higher than prior rents for the same space.
SHOP Segment:
•DHC's senior housing operating portfolio, or SHOP, segment consists of 237 communities, 209 of which are same property. Same property Cash Basis NOI increased compared to the fourth quarter of 2021 primarily resulting from an increase in revenues due to higher rates and increased occupancy. The increase in revenues was partially offset by increases in operating expenses due to cost increases related to labor, utilities, food and marketing.
Liquidity and Financing Activities:
•As of December 31, 2022, DHC had approximately $688.3 million of cash and cash equivalents and restricted cash.
•In October 2022, DHC repaid approximately $10.3 million of secured debt encumbering one of its life science properties with an annual interest rate of 4.85% and a maturity date in October 2022, using cash on hand.
•In January 2023, pursuant to the terms of the agreement governing its credit facility, DHC repaid $113.6 million in outstanding borrowings under its credit facility and the facility commitments were reduced to $586.4 million.
•In February 2023, DHC and its lenders amended the agreement governing DHC's credit facility to, among other things, extend the waiver of the fixed charge coverage ratio covenant through January 15, 2024 and reduce the facility commitments to $450.0 million following DHC's repayment of $136.4 million in outstanding borrowings.

Disposition Activities:
•In February 2023, DHC sold three former senior living communities for an aggregate sales price of $2.8 million, excluding closing costs.
Conference Call:
At 10:00 a.m. Eastern Time tomorrow morning, President and Chief Executive Officer, Jennifer Francis, and Chief Financial Officer and Treasurer, Richard Siedel, will host a conference call to discuss DHC's fourth quarter 2022 financial results. The conference call telephone number is (877) 329-4297. Participants calling from outside the United States and Canada should dial (412) 317-5435. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Thursday, March 9, 2023. To access the replay, dial (412) 317-0088. The replay pass code is 7884952.
A live audio webcast of the conference call will also be available in a listen-only mode on DHC's website, www.dhcreit.com. Participants wanting to access the webcast should visit DHC's website about five minutes before the call. The archived webcast will be available for replay on DHC's website following the call for about one week. The transcription, recording and retransmission in any way of DHC's fourth quarter conference call are strictly prohibited without the prior written consent of DHC.
Supplemental Data:
A copy of DHC's Fourth Quarter 2022 Supplemental Operating and Financial Data is available for download at DHC's website, www.dhcreit.com. DHC's website is not incorporated as part of this press release.
DHC is a real estate investment trust, or REIT, focused on owning high-quality healthcare properties located throughout the United States. DHC seeks diversification across the health services spectrum by care delivery and practice type, by scientific research disciplines and by property type and location. As of December 31, 2022, DHC’s approximately $7.1 billion portfolio included 379 properties in 36 states and Washington, D.C., occupied by approximately 500 tenants, and totaling approximately 9 million square feet of life science and medical office properties and more than 27,000 senior living units. DHC is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with more than $37 billion in assets under management as of December 31, 2022 and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. To learn more about DHC, visit www.dhcreit.com.
Non-GAAP Financial Measures:
DHC presents certain "non-GAAP financial measures" within the meaning of applicable rules of the Securities and Exchange Commission, or the SEC, including FFO attributable to common shareholders, Normalized FFO attributable to common shareholders, NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI for the three months and years ended December 31, 2022 and 2021, as well as certain of these measures for the three quarters prior to the quarter ended December 31, 2022. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) or net income (loss) attributable to common shareholders as indicators of DHC's operating performance or as measures of DHC's liquidity. These measures should be considered in conjunction with net income (loss) and net income (loss) attributable to common shareholders as presented in DHC's consolidated statements of income (loss). DHC considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss) and net income (loss) attributable to common shareholders. DHC believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization, they may facilitate a comparison of DHC's operating performance between periods and with other REITs and, in the case of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of DHC's properties.
Please see the pages attached hereto for a more detailed statement of DHC's operating results and financial condition, and for an explanation of DHC's calculation of FFO attributable to common shareholders, Normalized FFO attributable to common shareholders, NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI and a reconciliation of those amounts to amounts determined in accordance with GAAP.

DIVERSIFIED HEALTHCARE TRUST
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenues:
Rental income	$68,973	$102,034	$260,740	$408,589
Residents fees and services	267,912	234,697	1,022,826	974,623
Total revenues	336,885	336,731	1,283,566	1,383,212

Expenses:
Property operating expenses	285,166	273,716	1,109,070	1,091,812
Depreciation and amortization	63,353	68,388	239,280	271,131
General and administrative	5,764	8,549	26,435	34,087
Acquisition and certain other transaction related costs	779	2,327	2,605	17,506
Impairment of assets	—	—	—	(174)
Total expenses	355,062	352,980	1,377,390	1,414,362

(Loss) gain on sale of properties	(202)	461,434	321,862	492,272
Losses on equity securities, net	(4,276)	(15,289)	(25,660)	(42,232)
Interest and other income (1)	9,169	786	15,929	20,635
Interest expense (including net amortization of debt premiums, discounts and issuance costs of $1,960, $3,631, $8,658 and $13,408, respectively)	(49,341)	(63,518)	(209,383)	(255,759)
Loss on modification or early extinguishment of debt	—	—	(30,043)	(2,410)
(Loss) income from continuing operations before income tax benefit (expense) and equity in net (losses) earnings of investees	(62,827)	367,164	(21,119)	181,356
Income tax benefit (expense)	135	(406)	(710)	(1,430)
Equity in net (losses) earnings of investees	(2,630)	—	6,055	—
Net (loss) income	(65,322)	366,758	(15,774)	179,926
Net income attributable to noncontrolling interest	—	(1,173)	—	(5,411)
Net (loss) income attributable to common shareholders	$(65,322)	$365,585	$(15,774)	$174,515

Weighted average common shares outstanding (basic and diluted)	238,562	238,149	238,314	237,967

Per common share amounts (basic and diluted):
Net (loss) income attributable to common shareholders	$(0.27)	$1.54	$(0.07)	$0.73
(1)     DHC recognized funds received under the Coronavirus Aid, Relief, and Economic Security Act and the American Rescue Plan Act of $3,243 and $587 during the three months ended December 31, 2022 and 2021, respectively, and $4,327 and $19,554 during the years ended December 31, 2022 and 2021, respectively.

DIVERSIFIED HEALTHCARE TRUST
FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS ATTRIBUTABLE TO COMMON SHAREHOLDERS
(amounts in thousands, except per share data)
(unaudited)
Calculation of FFO and Normalized FFO Attributable to Common Shareholders(1):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net (loss) income attributable to common shareholders	$(65,322)	$365,585	$(15,774)	$174,515
Depreciation and amortization	63,353	68,388	239,280	271,131
Loss (gain) on sale of properties	202	(461,434)	(321,862)	(492,272)
Impairment of assets	—	—	—	(174)
Losses on equity securities, net	4,276	15,289	25,660	42,232
FFO adjustments attributable to noncontrolling interest	—	(4,763)	—	(20,584)
Equity in net losses (earnings) of unconsolidated joint ventures	2,630	—	(6,055)	—
Share of FFO from unconsolidated joint ventures	2,002	273	11,518	273
Adjustments to reflect DHC's share of FFO attributable to an equity method investment	(2,678)	(2,608)	(7,715)	(6,017)
FFO attributable to common shareholders	4,463	(19,270)	(74,948)	(30,896)

Acquisition and certain other transaction related costs	779	2,327	2,605	17,506
Loss on modification or early extinguishment of debt	—	—	30,043	2,410
Adjustments to reflect DHC's share of Normalized FFO attributable to an equity method investment	2,896	448	3,975	3,074
Normalized FFO attributable to common shareholders	$8,138	$(16,495)	$(38,325)	$(7,906)

Weighted average common shares outstanding (basic and diluted)	238,562	238,149	238,314	237,967

Per common share data (basic and diluted):
Net (loss) income attributable to common shareholders	$(0.27)	$1.54	$(0.07)	$0.73
FFO attributable to common shareholders	$0.02	$(0.08)	$(0.31)	$(0.13)
Normalized FFO attributable to common shareholders	$0.03	$(0.07)	$(0.16)	$(0.03)
Distributions declared	$0.01	$0.01	$0.04	$0.04
(1)      DHC calculates FFO attributable to common shareholders and Normalized FFO attributable to common shareholders as shown above. FFO attributable to common shareholders is calculated on the basis defined by the National Association of Real Estate Investment Trusts, which is net income (loss) attributable to common shareholders, calculated in accordance with GAAP, excluding any gain or loss on sale of properties, equity in net earnings or losses of unconsolidated joint ventures, loss on impairment of real estate assets, gains or losses on equity securities, net, if any, including adjustments to reflect DHC's proportionate share of FFO of DHC's equity method investment in AlerisLife Inc. (Nasdaq: ALR) and DHC's proportionate share of FFO from its unconsolidated joint ventures, plus real estate depreciation and amortization of consolidated properties and minus FFO adjustments attributable to noncontrolling interest, as well as certain other adjustments currently not applicable to DHC. In calculating Normalized FFO attributable to common shareholders, DHC adjusts for the items shown above. FFO attributable to common shareholders and Normalized FFO attributable to common shareholders are among the factors considered by DHC's Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain DHC's qualification for taxation as a REIT, limitations in the agreements governing DHC's debt, the availability to DHC of debt and equity capital, DHC's expectation of its future capital requirements and operating performance, and DHC's expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO attributable to common shareholders and Normalized FFO attributable to common shareholders differently than DHC does.

DIVERSIFIED HEALTHCARE TRUST
CALCULATION AND RECONCILIATION OF NOI AND CASH BASIS NOI (1)
(dollars in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Calculation of NOI and Cash Basis NOI:
Revenues:
Rental income	$68,973	$102,034	$260,740	$408,589
Residents fees and services	267,912	234,697	1,022,826	974,623
Total revenues	336,885	336,731	1,283,566	1,383,212
Property operating expenses	(285,166)	(273,716)	(1,109,070)	(1,091,812)
NOI	51,719	63,015	174,496	291,400
Non-cash straight line rent adjustments included in rental income	(1,723)	(2,042)	(8,916)	(5,846)
Lease value amortization included in rental income	41	(1,648)	245	(7,211)
Non-cash amortization included in property operating expenses	(200)	(200)	(797)	(797)
Cash Basis NOI	$49,837	$59,125	$165,028	$277,546

Reconciliation of Net Income (Loss) Attributable to Common Shareholders to NOI and Cash Basis NOI:
Net (loss) income attributable to common shareholders	$(65,322)	$365,585	$(15,774)	$174,515
Net income attributable to noncontrolling interest	—	1,173	—	5,411
Net (loss) income	(65,322)	366,758	(15,774)	179,926
Equity in net losses (earnings) of investees	2,630	—	(6,055)	—
Income tax (benefit) expense	(135)	406	710	1,430
Loss on modification or early extinguishment of debt	—	—	30,043	2,410
Interest expense	49,341	63,518	209,383	255,759
Interest and other income	(9,169)	(786)	(15,929)	(20,635)
Losses on equity securities, net	4,276	15,289	25,660	42,232
Loss (gain) on sale of properties	202	(461,434)	(321,862)	(492,272)
Impairment of assets	—	—	—	(174)
Acquisition and certain other transaction related costs	779	2,327	2,605	17,506
General and administrative	5,764	8,549	26,435	34,087
Depreciation and amortization	63,353	68,388	239,280	271,131
NOI	51,719	63,015	174,496	291,400

Non-cash straight line rent adjustments included in rental income	(1,723)	(2,042)	(8,916)	(5,846)
Lease value amortization included in rental income	41	(1,648)	245	(7,211)
Non-cash amortization included in property operating expenses	(200)	(200)	(797)	(797)
Cash Basis NOI	$49,837	$59,125	$165,028	$277,546
(1)    The calculations of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI exclude certain components of net income (loss) attributable to common shareholders in order to provide results that are more closely related to DHC's property level results of operations. DHC calculates NOI and Cash Basis NOI as shown above and same property NOI and same property Cash Basis NOI as shown below. DHC defines NOI as income from its real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that DHC records as depreciation and amortization. DHC defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fee amortization, if any, and non-cash amortization included in property operating expenses. DHC calculates same property NOI and same property Cash Basis NOI in the same manner that it calculates the corresponding NOI and Cash Basis NOI amounts, except that it only includes same properties in calculating same property NOI and same property Cash Basis NOI. DHC uses NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI to evaluate individual and company-wide property level performance. Other real estate companies and REITs may calculate NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI differently than DHC does.

DIVERSIFIED HEALTHCARE TRUST
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (1)
(dollars in thousands)
(unaudited)

Office Portfolio	For the Three Months Ended
Calculation of NOI and Cash Basis NOI:	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
Rental income	$59,529	$55,254	$52,610	$54,997	$89,950
Property operating expenses	(24,647)	(24,179)	(22,026)	(23,447)	(32,313)
NOI	$34,882	$31,075	$30,584	$31,550	$57,637

NOI	$34,882	$31,075	$30,584	$31,550	$57,637
Less:
Non-cash straight line rent adjustments included in rental income	2,891	2,573	2,532	1,511	1,827
Lease value amortization included in rental income	(58)	(59)	(74)	(122)	1,631
Non-cash amortization included in property operating expenses	200	199	199	199	200
Cash Basis NOI	$31,849	$28,362	$27,927	$29,962	$53,979

Reconciliation of NOI to Same Property NOI:
NOI	$34,882	$31,075	$30,584	$31,550	$57,637
Less:
NOI of properties not included in same property results	7,101	2,440	2,080	3,334	29,236
Same Property NOI (2)	$27,781	$28,635	$28,504	$28,216	$28,401

Reconciliation of Same Property NOI to Same Property Cash Basis NOI:
Same Property NOI (2)	$27,781	$28,635	$28,504	$28,216	$28,401
Less:
Non-cash straight line rent adjustments included in rental income	693	514	793	1,187	1,230
Lease value amortization included in rental income	(58)	(59)	(74)	(132)	(144)
Non-cash amortization included in property operating expenses	172	209	135	172	98
Same Property Cash Basis NOI (2)	$26,974	$27,971	$27,650	$26,989	$27,217
(1)See page 6 for the calculation of NOI and a reconciliation of net income (loss) attributable to common shareholders determined in accordance with GAAP to that amount. See footnote 1 on page 6 of this press release for a definition of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, and page 3 for a description of why management believes they are appropriate supplemental measures and a description of how management uses these measures.
(2)Consists of properties owned and in service continuously since October 1, 2021; excludes properties classified as held for sale or out of service undergoing redevelopment, if any, and medical office and life science properties owned by unconsolidated joint ventures in which DHC owns an equity interest.

DIVERSIFIED HEALTHCARE TRUST
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (1)
(dollars in thousands)
(unaudited)

SHOP	For the Three Months Ended
Calculation of NOI and Cash Basis NOI:	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
Residents fees and services	$267,912	$258,960	$250,506	$245,448	$234,697
Property operating expenses	(260,043)	(264,722)	(244,040)	(245,295)	(241,403)
NOI / Cash Basis NOI	$7,869	$(5,762)	$6,466	$153	$(6,706)

Reconciliation of NOI / Cash Basis NOI to Same Property NOI / Same Property Cash Basis NOI:
NOI / Cash Basis NOI	$7,869	$(5,762)	$6,466	$153	$(6,706)
Less:
NOI / Cash Basis NOI of properties not included in same property results	(2,078)	(7,460)	(3,472)	(3,004)	(3,441)
Same Property NOI / Same Property Cash Basis NOI (2)	$9,947	$1,698	$9,938	$3,157	$(3,265)
(1)See page 6 for the calculation of NOI and a reconciliation of net income (loss) attributable to common shareholders determined in accordance with GAAP to that amount. See footnote 1 on page 6 of this press release for a definition of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, and page 3 for a description of why management believes they are appropriate supplemental measures and a description of how management uses these measures.
(2)Consists of properties owned, in service, reported in the same segment and operated by the same operator continuously since October 1, 2021; excludes properties classified as held for sale, closed or out of service, if any.

DIVERSIFIED HEALTHCARE TRUST
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI (1)
(dollars in thousands)
(unaudited)

Consolidated	For the Three Months Ended
Calculation of NOI and Cash Basis NOI:	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
Rental income / residents fees and services	$336,885	$322,920	$313,028	$310,733	$336,731
Property operating expenses	(285,166)	(289,096)	(266,066)	(268,742)	(273,716)
NOI	$51,719	$33,824	$46,962	$41,991	$63,015

NOI	$51,719	$33,824	$46,962	$41,991	$63,015
Less:
Non-cash straight line rent adjustments included in rental income	1,723	2,738	2,710	1,745	2,042
Lease value amortization included in rental income	(41)	(42)	(57)	(105)	1,648
Non-cash amortization included in property operating expenses	200	199	199	199	200
Cash Basis NOI	$49,837	$30,929	$44,110	$40,152	$59,125

Reconciliation of NOI to Same Property NOI:
NOI	$51,719	$33,824	$46,962	$41,991	$63,015
Less:
NOI of properties not included in same property results	4,016	(4,294)	(457)	1,656	26,926
Same Property NOI (2)	$47,703	$38,118	$47,419	$40,335	$36,089

Reconciliation of Same Property NOI to Same Property Cash Basis NOI:
Same Property NOI (2)	$47,703	$38,118	$47,419	$40,335	$36,089
Less:
Non-cash straight line rent adjustments included in rental income	855	704	1,014	1,422	1,467
Lease value amortization included in rental income	(41)	(42)	(57)	(115)	(127)
Non-cash amortization included in property operating expenses	172	209	135	172	98
Same Property Cash Basis NOI (2)	$46,717	$37,247	$46,327	$38,856	$34,651
(1)See page 6 for the calculation of NOI and a reconciliation of net income (loss) attributable to common shareholders determined in accordance with GAAP to that amount. See footnote 1 on page 6 of this press release for a definition of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, and page 3 for a description of why management believes they are appropriate supplemental measures and a description of how management uses these measures.
(2)Consists of properties owned, in service, reported in the same segment and operated by the same operator continuously since October 1, 2021; excludes properties classified as held for sale, closed or out of service, if any, and medical office and life science properties owned by unconsolidated joint ventures in which DHC owns an equity interest.

DIVERSIFIED HEALTHCARE TRUST
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands)
(unaudited)

	December 31, 2022	December 31, 2021
Assets
Real estate properties	$6,692,543	$6,813,556
Accumulated depreciation	(1,828,352)	(1,737,807)
Total real estate properties, net	4,864,191	5,075,749

Investments in unconsolidated joint ventures	155,477	215,127
Assets of properties held for sale	385	—
Cash and cash equivalents	658,065	634,848
Restricted cash	30,237	382,097
Acquired real estate leases and other intangible assets, net	45,351	48,746
Other assets, net	248,387	266,947
Total assets	$6,002,093	$6,623,514

Liabilities and Shareholders' Equity
Credit facility	$700,000	$800,000
Senior unsecured notes, net	2,317,700	2,806,811
Secured debt and finance leases, net	30,177	69,713
Accrued interest	29,417	29,845
Other liabilities	286,188	254,755
Total liabilities	3,363,482	3,961,124

Total shareholders' equity	2,638,611	2,662,390
Total liabilities and shareholders' equity	$6,002,093	$6,623,514

Warning Concerning Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever DHC uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, "will", “may” and negatives or derivatives of these or similar expressions, DHC is making forward-looking statements. These forward-looking statements are based upon DHC's present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by DHC's forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond DHC's control. For example:
•Ms. Francis's statements regarding strong improvement in DHC's SHOP segment, including occupancy and average monthly rate increases leading to an increase in SHOP segment revenues, may imply that DHC's senior living communities will continue to improve, that DHC will realize occupancy and rate growth in future quarters in its SHOP segment and that DHC's normalized FFO will remain positive or increase in the future. However, DHC may not realize continued improvement in its SHOP segment and any continued improvement DHC may realize may not lead to a significant improvement in DHC's overall financial results. Further, DHC's SHOP segment is subject to various risks, many of which are beyond its control, including rising or sustained high interest rates, high inflation, labor market challenges, supply chain disruptions, volatility in the public equity and debt markets, pandemics, geopolitical instability and economic downturns or recessions. As a result, DHC may not realize occupancy or rate growth and/or increased revenues in future periods, and DHC's occupancy and/or rates may decline and its SHOP segment revenues may decrease. Further, DHC's normalized FFO may not be positive in future quarters and may decline, and
•Although DHC has obtained a waiver from compliance with the fixed charge coverage ratio covenant included in its credit agreement through January 15, 2024, if DHC's operating results and financial condition are further adversely impacted by current economic conditions or otherwise, or its operating results do not sufficiently and timely improve, DHC may fail to comply with the terms of the waiver and other requirements under its credit agreement, and it may also fail to satisfy certain financial requirements under its indentures and their supplements. For example, DHC's ratio of consolidated income available for debt service to debt service was below the 1.5x incurrence requirement under the credit agreement and its public debt covenants as of December 31, 2022, and DHC cannot be certain how long this ratio will remain below 1.5x. DHC is unable to incur additional debt until this ratio is at or above 1.5x on a pro forma basis, but it is not required to repay outstanding debt as a result of failure to comply with this financial requirement. If DHC believes it will not be able to satisfy its financial or other covenants, it expects that it would seek additional waivers or amendments prior to any covenant violation or seek other financing alternatives; however, DHC may fail to obtain any such additional waivers or amendments or financing alternatives on acceptable terms or at all.
The information contained in DHC's filings with the SEC, including under “Risk Factors” in DHC's periodic reports, or incorporated therein, identifies important factors that could cause DHC's actual results to differ materially from those stated in or implied by DHC's forward-looking statements. DHC's filings with the SEC are available on the SEC's website at www.sec.gov.
You should not place undue reliance upon forward-looking statements.
Except as required by law, DHC does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Contact:
Melissa McCarthy, Manager, Investor Relations
(617) 796-8234
www.dhcreit.com
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